Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Virginia Dividend Advantage Municipal Fund 2
333-71284
811-10523


The annual meeting of shareholders was held in the offices
of Nuveen Investments on November 18, 2008; at this
meeting the shareholders were asked to vote on the
election of Board Members, the elimination of
Fundamental Investment Policies and the approval of new
Fundamental Investment Policies.   The meeting was
subsequently adjourned to January 13, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
 together as a
class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below
investment grade securities.


   For
            2,537,942
                      866
   Against
               110,227
                      303
   Abstain
               107,939
                      181
   Broker Non-Votes
               918,828
                         -
      Total
            3,674,936
                   1,350



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,560,228
                      856
   Against
                 87,377
                      313
   Abstain
               108,503
                      181
   Broker Non-Votes
               918,828
                         -
      Total
            3,674,936
                   1,350



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012631.